[POPULAR, INC. LOGO]


For additional information contact:
Mr. Jorge A. Junquera
Senior Executive Vice President
Or visit our web site at http://www.popularinc.com
Telephone (787) 754-1685



July 8, 1999                                                        News Release


 POPULAR, INC. EARNINGS FOR THE QUARTER AND SIX-MONTH PERIOD ENDED JUNE 30,1999

      Popular, Inc. (the Corporation) announced net income of $64.0 million for the second quarter of 1999, an increase of $6.5 million or 11.3% over the $57.5 million reported for the second quarter of 1998. Earnings per common share (EPS) for the quarter were $0.46, a 12.2% increase over the $0.41 reported for the same period a year earlier. Average shares outstanding used in the above computations were 135,496,891 for the second quarter of 1999 and 135,497,786 for the same quarter of 1998. Net earnings for the first quarter of 1999 were $63.7 million, or $0.45 per common share, based on 135,709,287 average shares then outstanding.

      The Corporation's return on assets (ROA) and return on common equity (ROE) for the second quarter of 1999 were 1.08% and 15.53%, respectively, compared with 1.16% and 15.50% for the same period in 1998 and 1.14% and 16.03% for the first quarter of 1999.

      For the first six months of 1999, the Corporation's net earnings reached $127.6 million, compared with $112.3 million for the same period in 1998. EPS for the first six months of 1999 were $0.91 compared with $0.80 for the same period of 1998. ROA and ROE for the first six months of 1999 were 1.11% and 15.78%, respectively. For the same period of 1998, these ratios were 1.15% and 15.43%.

      The Corporation's results of operations for the quarter ended June 30, 1999, when compared with the same quarter of 1998, reflected an increase of $24.5 million in net interest income coupled with an increase of $14.0 million in other revenues. These improvements were partially offset by rises of $3.1 million in the provision for loan losses and $30.2 million in operating expenses.

      Net interest income for the second quarter of 1999 amounted to $238.9 million, an increase

2 - POPULAR, INC. 1999 SECOND QUARTER RESULTS

of 11.4% over the same period in 1998. The growth in net interest income over the second quarter of 1998, was primarily due to an increase of $3.8 billion in average earning assets driven principally by a $2.1 billion increase in the loan portfolio together with an increase of $1.7 billion in investment and money market securities. The acquisitions made after the second quarter of 1998, the Corporation's growth and a higher volume of arbitrage activities in the investment portfolio accounted for the increase in average earning assets. The net interest yield for the quarter ended June 30, 1999 was 4.24%, compared with 4.57% for the second quarter of 1998. For the first quarter of 1999 the net interest yield was 4.39%. For the first six months of 1999, the net interest yield was 4.31%, compared with 4.61% for the same period of 1998.

      The provision for loan losses for the second quarter of 1999 amounted to $36.6 million compared with $33.5 million for the second quarter of 1998. The increase resulted from the growth in the loan portfolio, non-performing assets and net charge-offs. Net charge-offs for the quarter ended June 30, 1999, were $31.2 million or 0.91% of average loans compared with $27.2 million or 0.94% for the second quarter of 1998, and $25.9 million or 0.78% for the first quarter of 1999. As a percentage of average loans, net charge-offs were 0.85% and 0.95% for the six-month periods ended on June 30, 1999 and 1998, respectively. The increase in net charge-offs for the quarter was primarily reflected in the commercial loan category. Non-performing assets were $311 million or 2.24% of loans at June 30, 1999, compared with $225 million or 1.91%, at the end of the second quarter of 1998, and $299 million or 2.22% at March 31, 1999. The rise in non-performing assets from June 30, 1998 was reflected in non-performing commercial, mortgage and consumer loans.

      Non-interest income, excluding securities and trading gains, grew $18.7 million or 27.3%, from $68.5 million for the second quarter of 1998 to $87.2 million for the same period in 1999. The growth in non-interest income was led by an increase of $10.9 million in other service fees, $4.2 million in service charges on deposit accounts, and $3.6 million in other operating income. Other service fees amounted to $39.7 million for the three-month period ended June 30, 1999, compared with $28.8 million for the same period a year earlier. This increase is mostly attributed to the expansion of the Corporation's operations in the U.S. due to the acquisitions made during the latter part of 1998, and the growth of the retail financial services business. Check cashing fees and credit card fees and discounts increased $3.4 million each. Also, fees related to the sale and administration

3 - POPULAR, INC. 1999 SECOND QUARTER RESULTS

of investment products and debit card fees showed increases when compared to the second quarter last year. Service charges on deposit accounts increased due to higher activity on commercial and retail accounts and a higher volume of deposits. The increase in other operating income is mainly due to higher gains on sale of mortgage loans, increased revenues from the daily rental business and fees generated from the Corporation's joint venture in Puerto Rico's local telephone company.

      Personnel costs increased $12.0 million as compared with the second quarter of 1998. Most of the increase resulted from increased employment levels due to the Corporation's continued growth and expansion, outside Puerto Rico, and annual merit increases.

      Other operating expenses increased $18.2 million, reaching $110.6 million for the second quarter of 1999. This increase was mostly reflected in professional fees, business promotion, equipment expenses and net occupancy expenses. Professional fees reflected higher consulting fees, technical support fees and conversion costs related to business expansion and reorganization of the U.S. operations. The increase in business promotion is mainly due to aggressive marketing efforts to expand the mortgage banking business in Puerto Rico and to penetrate the Hispanic market in the U.S. The increase in equipment expenses resulted from the Corporation's business and geographic expansion and expenditures associated with new technology and systems enhancements. Net occupancy expenses also reflected the Corporation's growth and expansion.

      The Corporations total assets at June 30, 1999, amounted to $23.7 billion, compared with $20.0 billion at June 30, 1998. Total assets at March 31, 1999, were $23.2 billion. The Corporation's earning assets reached $22.1 billion at June 30, 1999, compared with $18.7 billion and $21.6 billion at June 30, 1998 and March 31, 1999, respectively.

      Total loans were $13.9 billion at June 30, 1999 or $2.1 billion more than the level at June 30, 1998 and $429 million over March 31, 1999. Commercial loans accounted for the largest growth since June 30, 1998, increasing $1.4 billion. The growth mostly resulted from the acquisitions made after the second quarter of 1998, the Corporation's expansion in the U.S. and marketing efforts directed to the retail and middle market.

      The allowance for loan losses at June 30, 1999, amounted to $283 million or 2.03% of loans compared with $224 million or 1.91% at June 30, 1998, and $277 million or 2.06% at March 31, 1999. At June 30, 1999, the allowance for loan losses as a percentage of non-performing assets was

4 - POPULAR, INC. 1999 SECOND QUARTER RESULTS

90.8% compared with 99.8% at June 30, 1998 and 92.8% at March 31, 1999. The reduction in the allowance coverage ratios is attributed to the inclusion of $34 million of non-performing assets of the subsidiary bank acquired in the Dominican Republic and the increase in non-performing mortgage loans, which due to their secured nature have a low loss experience.

      Total deposits grew to $13.9 billion at June 30, 1999, from $12.1 billion at June 30, 1998. Most of the growth was realized in savings and demand deposits, which increased $784 million and $706 million, respectively. At March 31, 1999, total deposits amounted to $13.6 billion.

      Borrowed funds, including subordinated notes and capital securities, amounted to $7.7 billion at June 30, 1999 compared with $6.0 billion at June 30, 1998, and $7.4 billion at March 31, 1999.

      At June 30, 1999, stockholders' equity totaled $1.65 billion compared with $1.59 billion at the same date last year. Stockholders' equity was $1.70 billion at March 31, 1999.

      During the second quarter of 1999, the Corporation repurchased a total of 1,089,700 shares of its common stock under the stock repurchase program approved by its Board of Directors on May 8, 1997. The Corporation may continue repurchasing its common stock if market conditions so warrant.

      The market value of the Corporation's common stock at June 30, 1999 was $30.31 per share, compared with $33.25 at June 30, 1998 and $30.88 at March 31, 1999. The Corporation's market capitalization at June 30, 1999, was $4.1 billion, compared with $4.5 billion at June 30, 1998, and $4.2 billion at March 31, 1999. At June 30, 1999, the Corporation's common stock had a book value per share of $11.51.

      The Corporation's common and preferred stocks are traded on the National Association of Securities Dealers Automated Quotation (NASDAQ) National Market System under the symbols BPOP and BPOPP, respectively.



                                    *  *  *

POPULAR, INC.
FINANCIAL SUMMARY
(in thousands, except per share data)
                                                  Quarter ended
                                                     June 30                 Second
                                        ------------------------------       Quarter    -------------
                                                                          1999 - 1998       First
                                                                             Percent      Quarter
                                                1999           1998         Variance        1999
                                        -------------------------------------------------------------
SUMMARY OF OPERATIONS
Interest income ...................        $453,401          $402,865          12.54%      $444,195
Interest expense ..................         214,550           188,473          13.84        207,956
                                        -------------------------------------------------------------
Net interest income ...............         238,851           214,392          11.41        236,239
Provision for loan losses .........          36,631            33,524           9.27         35,771
                                        -------------------------------------------------------------
Net interest income after provision
for loan losses                             202,220           180,868          11.81        200,468

Other operating income ............          87,222            68,526          27.28         86,889
Gain on sale of securities ........             286             3,049                           450
Trading account profit (loss) .....            (582)            1,311                          (282)
                                        -------------------------------------------------------------

Total other income ................          86,926            72,886          19.26         87,057

Salaries and benefits .............          88,556            76,393          15.92         89,716
Profit sharing ....................           6,084             6,264          (2.87)         6,320
Amortization of intangibles .......           7,586             6,849                         7,620
Other operating expenses ..........         102,991            85,539          20.40         98,235
                                        -------------------------------------------------------------
Total operating expenses ..........         205,217           175,045          17.24        201,891
                                        -------------------------------------------------------------

Income before income tax and
minority interest .................          83,929            78,709           6.63         85,634
Income tax ........................          20,334            21,248          -4.30         22,402
Net losses of minority interest ...             382                                             432
                                        -------------------------------------------------------------
Net income ........................         $63,977           $57,461          11.34        $63,664
                                        =============================================================
Net income applicable to common
stock .............................         $61,889           $55,374          11.77        $61,577
                                        =============================================================
Earnings per common share:
Net income ........................           $0.46             $0.41          12.20          $0.45
                                              -----             -----          -----          -----

Average common shares outstanding .     135,496,891       135,497,786                   135,709,287
Common shares outstanding at end
of period .........................     134,698,572       135,497,786                   135,709,287

SELECTED AVERAGE BALANCES
Total assets ......................     $23,655,275       $19,934,644          18.66    $22,695,779
Loans .............................      13,691,097        11,615,054          17.87     13,211,405
Earning assets ....................      22,525,626        18,769,875          20.01     21,542,123
Deposits ..........................      13,816,195        12,196,131          13.28     13,578,244
Interest-bearing liabilities ......      18,391,158        15,488,018          18.74     17,607,155
Stockholders' equity ..............       1,698,197         1,533,035          10.77      1,659,015

SELECTED FINANCIAL DATA AT
PERIOD-END
Total assets ......................     $23,678,625       $19,997,636          18.41    $23,174,075
Loans .............................      13,887,392        11,753,213          18.16     13,458,245
Earnings assets ...................      22,119,958        18,725,774          18.13     21,626,534
Deposits ..........................      13,915,390        12,102,594          14.98     13,576,672
Interest-bearing liabilities ......      18,304,858        15,467,420          18.34     18,058,536
Stockholders' equity ..............       1,650,682         1,593,693           3.58      1,704,482

PERFORMANCE RATIOS
Net interest yield* ...............            4.24%             4.57%                         4.39%
Return on assets ..................            1.08              1.16                          1.14
Return on common equity ...........           15.53             15.50                         16.03


CREDIT QUALITY DATA
Nonperforming assets ..............        $311,331          $224,521          38.66       $298,589
Net loans charged-off .............          31,157            27,187          14.60         25,904
Allowance for loan losses .........         282,590           224,045          26.13        277,116
Non performing assets to total
assets ............................            1.31%             1.12%                         1.29%
Allowance for losses to loans .....            2.03              1.91                          2.06

*  Not on a taxable equivalent basis

POPULAR, INC.
FINANCIAL SUMMARY
(in thousands, except per share data) (continued . . .)


                                                     For the six month ended
                                                             June 30
                                       ---------------------------------------------------
                                                                               Percent
                                             1999             1998             Variance
                                       ---------------------------------------------------

SUMMARY OF OPERATIONS
Interest income ...................        $897,596         $799,232            12.31%
Interest expense ..................         422,506          372,136            13.54
                                       ---------------------------------------------------

Net interest income ...............         475,090          427,096            11.24
Provision for loan losses .........          72,402           67,089             7.92
                                       ---------------------------------------------------

Net interest income after provision
for loan losses                             402,688          360,007            11.86

Other operating income ............         174,111          134,939            29.03
Gain on sale of securities ........             736            3,917
Trading account profit (loss) .....            (864)           1,981
                                       ---------------------------------------------------

Total other income ................         173,983          140,837            23.54

Salaries and benefits .............         178,272          154,104            15.68
Profit sharing ....................          12,404           11,947             3.83
Amortization of intangibles .......          15,206           13,633
Other operating expenses ..........         201,226          167,740            19.96
                                       ---------------------------------------------------
Total operating expenses ..........         407,108          347,424            17.18
                                       ---------------------------------------------------

Income before income tax and
minority interest .................         169,563          153,420            10.52
Income tax ........................          42,736           41,164             3.82
Net losses of minority interest ...             814
                                       ---------------------------------------------------
Net income ........................        $127,641         $112,256            13.71
                                       ===================================================
Net income applicable to common
stock .............................        $123,466         $108,081            14.23
                                       ===================================================

Earnings per common share:
Net income ........................           $0.91            $0.80            13.75
                                              -----            -----            -----

Average common shares outstanding .     135,602,502      135,466,614
Common shares outstanding at end
of period .........................     134,698,572      135,497,786

SELECTED AVERAGE BALANCES
Total assets ......................     $23,178,177      $19,711,518            17.59
Loans .............................      13,452,576       11,541,256            16.56
Earning assets ....................      22,036,591       18,556,618            18.75
Deposits ..........................      13,697,877       12,001,807            14.13
Interest-bearing liabilities ......      18,001,322       15,336,151            17.38
Stockholders' equity ..............       1,678,159        1,512,723            10.94

SELECTED FINANCIAL DATA AT
PERIOD-END
Total assets ......................     $23,678,625      $19,997,636            18.41
Loans .............................      13,887,392       11,753,213            18.16
Earnings assets ...................      22,119,958       18,725,774            18.13
Deposits ..........................      13,915,390       12,102,594            14.98
Interest-bearing liabilities ......      18,304,858       15,467,420            18.34
Stockholders' equity ..............       1,650,682        1,593,693             3.58

PERFORMANCE RATIOS
Net interest yield* ...............            4.31%            4.61%
Return on assets ..................            1.11             1.15
Return on common equity ...........           15.78            15.43


CREDIT QUALITY DATA
Nonperforming assets ..............        $311,331         $224,521
Net loans charged-off .............          57,061           54,695
Allowance for loan losses .........         282,590          224,045
Non performing assets to total
assets ............................            1.31%            1.12%
Allowance for losses to loans .....            2.03             1.91

*  Not on a taxable equivalent basis